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Exhibit 10(b)

                   EQUITY CONTRIBUTION AGREEMENT

EQUITY CONTRIBUTION AGREEMENT (this "Agreement") dated as of
October 31, 1998 by and among PP&L Global, Inc. ("Purchaser"),
PP&L Resources, Inc. ("Parent"), and The Montana Power Company
("Seller").

                          R E C I T A L S

	WHEREAS, Purchaser and Seller are parties to that certain
Asset Purchase Agreement, dated as of the date hereof (the
"Purchase Agreement");

	WHEREAS, Purchaser is directly wholly-owned by Parent;

	NOW, THEREFORE, in consideration of the premises and as an inducement for Seller to enter into the Purchase Agreement, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Purchase Agreement.

Section 2.  Equity Contribution.

(a) Seller may, in its sole discretion and without the concurrence of Purchaser or any of its Affiliates, give written notice to be received by Parent (i) on a date that is six (6) Business Days prior to the Closing Date (the "Notice Date"), which notice shall certify that, as of the Notice Date, the Montana Conditions are satisfied and that, if the Closing were to occur on the Notice Date, Seller would be prepared to satisfy the conditions to Closing that are solely within the control of Seller; and (ii) on a date that is six (6) Business Days prior to the Closing Date under either of the Portland Purchase Agreement or the Puget Purchase Agreement (as the term "Closing Date" is defined under each of those agreements) (an "Additional Notice Date"), which notice shall certify that Seller has been notified by Portland and/or Puget, as applicable that, as of any such Additional Notice Date, the Portland Conditions and/or the Puget Conditions, as applicable, are satisfied and that, if the Closing were to occur on the Notice Date, Portland and/or Puget, as applicable, would be prepared to satisfy the conditions to Closing that are solely within the control of such party.
Parent hereby irrevocably promises and agrees that, upon receipt of the notice referred to in clause (i) of the preceding sentence, Parent will make or cause to be made, on the date of the Closing, a contribution in immediately available funds to Purchaser in the amount of the Base Purchase Price, adjusted to take into account additional Excluded Assets, if any, pursuant to Section 1.10 of the Purchase Agreement and that, upon receipt of any notice referred to in clause (ii) of the preceding sentence, Parent will make or cause to be made, on the date of the Closing under the Portland Purchase Agreement or the Puget Purchase Agreement, as applicable, a contribution in immediately available Funds in the amount of the Puget Payment Amount, the Portland Payment Amount or the Combined Payment Amount, as applicable, pursuant to Section 1.05(b) of the Purchase Agreement (the amount required to be contributed by Parent pursuant to each individual notice referred to in clauses (i) and (ii) of the preceding sentence is sometimes hereinafter referred to as the "Required Contribution Amount").

(b) If Purchaser breaches its obligation to effect the Closing as and when required by the Purchase Agreement (or any Closing under the Portland Purchase Agreement or the Puget Purchase Agreement as and when required under such agreements), and, if as a result thereof, Purchaser is the subject of a final and binding order of a court of competent jurisdiction obligating it to pay any damages, costs, and expenses incurred by Seller (a "Liability"), Seller may, in its sole discretion and without the concurrence of Purchaser or any of its Affiliates, give written notice to Parent that such Liability was incurred. Parent irrevocably promises and agrees that it shall make or cause to be made a contribution in immediately available funds to Purchaser within five (5) Business Days after receipt of such notice in an amount sufficient for Purchaser to fully satisfy and discharge the Liability up to but not to exceed the applicable Required Contribution Amount.

(c) If a court of competent jurisdiction enters a final and binding order to the effect that Seller was not entitled to give any notice provided for in subsection (a) or (b) hereof, then Seller shall be liable to pay Parent, as liquidated damages and in full satisfaction of any claim of Purchaser or any of its Affiliates arising out of such notice or order insofar as such order relates to Seller giving such notice, an amount equal to the documented out-of-pocket costs of Parent (including, without limitation, Parent's cost of capital after giving effect to related income taxes) incurred in connection with Parent's contribution (or arrangements made to cause such contribution) to Purchaser as a result of such wrongful notice by Seller.

(d) Notwithstanding any other provision of this Agreement to the contrary, Parent shall have no obligation to make or cause to be made any contribution to Purchaser under this Agreement to the extent its aggregate contributions to Purchaser made or cause to be made as a result of a notice given by Seller hereunder or otherwise contributed (provided such funds have been segregated in accordance with Section 4 hereunder or are otherwise available for payment by Purchaser of the Purchase Price under the Purchase Agreement) equal or exceed the aggregate of the Required Contribution Amounts.

(e) Any payments made or cause to be made by Parent directly to Seller in satisfaction of Parent's obligations to make or cause to be made a contribution to Purchaser hereunder shall be deemed to be on behalf of, and to satisfy the obligations of, Purchaser to Seller under the Purchase Agreement
(to the extent of the amount paid or caused to be paid by Parent).

(f) If, prior to receipt of a notice from Seller requesting a contribution to Purchaser, Parent makes or causes to be made a contribution to Purchaser as contemplated herein, it shall promptly notify Seller in writing of such contribution, which notice shall state that such contribution has been segregated as provided in Section 4 herein.

(g) Upon written request of Seller given to Purchaser at any time after Parent has made or caused to be made a contribution to Purchaser contemplated herein, Purchaser agrees to return such contribution to Parent.

(h) If, following the making by Parent of a Required Contribution Amount hereunder, the Closing in respect of which such contribution was made fails to occur as scheduled (other than any such failure caused solely by a breach by Purchaser of its obligation to effect such Closing), any Funds so contributed to Purchaser may be returned to Parent; provided, that this Agreement shall continue in effect until termination in accordance with the provisions of Section 5 hereof.

Section 3.  Representations and Warranties.

(a) Parent and Purchaser represent and warrant to Seller as follows:

	     (i) Each of Parent and Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of Commonwealth of Pennsylvania and has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

     (ii) The execution and delivery by each of Parent and Purchaser of this Agreement, and the performance of its obligations hereunder, have been duly authorized by all necessary corporate action on the part of Parent and Purchaser, as the case may be.

     (iii) Each of Parent and Purchaser has duly executed and delivered this Agreement. Assuming due authorization, execution and delivery of this Agreement by Seller, this Agreement constitutes the valid and binding obligation of each of Parent and Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and the application of general principles of equity.

     (iv) All consents, authorizations and other approvals of any governmental authority which are necessary for the execution and delivery by each of Parent and Purchaser of this Agreement and the performance by it of its obligations hereunder have been obtained and are in full force and effect, are final and not subject to any appeal.

     (v) Execution, delivery and performance by Parent of this Agreement will not conflict with or result in a violation or default under any contract, agreement or order of any court or regulatory authority binding upon Parent or any of its Affiliates.

(b)  Seller represents and warrants to Parent as follows:

	     (i) Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Montana, and has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

     (ii) The execution an delivery by Seller of this Agreement, and the performance of its obligations hereunder, have been duly authorized by all necessary corporate action on the part of Seller.

	     (iii) Seller has duly executed and delivered this Agreement. Assuming due authorization, execution and delivery of this Agreement by Purchaser and Parent, this Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and the application of general principles of equity.

     (iv) All consents, authorizations and other approvals of any governmental authority which are necessary for the execution and delivery by Seller of this Agreement and the performance by Seller of its obligations hereunder have been obtained and are in full force and effect, are final and not subject to any appeal.

     (v) Execution, delivery and performance by Seller of this Agreement will not conflict with or result in a violation or default under any contract, agreement or order of any court or regulatory authority binding upon Seller or any of its Affiliates.

Section 4. Restriction on Use. Purchaser shall segregate from its general funds any contributions made or caused to be made by Parent hereunder and shall use such funds for the purpose, and only for the purpose, of satisfying its obligations to Seller under the Purchase Agreement. Such contribution shall be placed in a segregated account at an independent financial institution, the name of which account makes reference to the restrictions contained herein.

Section 5. Termination. The obligation of Parent under this Agreement shall terminate upon the earliest to occur of:

     (a) contribution made or caused to be made by Parent to Purchaser of an amount equal to or exceeding the aggregate of the Required Contribution Amounts in response to a notices given by Seller hereunder or otherwise contributed (provided such funds have been segregated in accordance with Section 4 or are otherwise available for payment by Purchaser of the Purchase Price under the Purchase Agreement and any necessary notice has been given pursuant to Section 2(f));

     (b) five business days after notice of termination of the Purchase Agreement is given pursuant to Article XI thereof, unless prior to the close of business on the fifth business day after such notice Parent receives written notice from Purchaser or Seller that either of them in good faith believes that the Purchase Agreement is still in full force and effect or has been improperly terminated, and that Seller is actively pursuing a Liability claim, in which case this Agreement shall terminate upon the settlement or other determination of such claim in accordance with Section 2(b) hereof and the making of the required contribution by or caused by Parent; or

     (c)  the occurrence of the Closing under the Purchase
Agreement.

Section 6.  Miscellaneous

     (a) This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns.
In the event that Purchaser assigns its rights under the Purchase Agreement to a special purpose corporation, then the term "Purchaser" herein shall refer to such special purpose corporation and Parent shall make or cause to be made its required contribution hereunder directly to such special purpose corporation. Seller shall be entitled to enforce the obligations of Parent hereunder without the concurrence of Purchaser and regardless of any claims by Purchaser against Seller, including any claims under, or the satisfaction or non-satisfaction of any obligations of Seller under the Purchase Agreement. Neither this Agreement nor any right hereunder may be assigned by any party without the prior written consent of the parties hereto, which consent (except in the case of a transfer by Parent of its obligations hereunder) shall not be unreasonably withheld.

     (b) This Agreement contains the entire understanding of the parties with respect to the matters herein and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

     (c) All notices and other communications required or permitted by this Agreement or by law to be served upon or given to a party hereto by any other party hereto shall be addressed as provided in the Purchase Agreement and, if to Parent, to the address for notices set forth beneath Parent's signature below.

     (d) This Agreement may not be amended or otherwise modified except by a written agreement signed by each party hereto.

     (e)  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
WITH, AND GOVERNED BY, THE LAWS OF THE NEW YORK EXCLUDING ITS
CONFLICTS OF LAWS PROVISIONS.

     (f) If any provision of this Agreement shall be unenforceable, void or otherwise contrary to law, such provision shall in no manner operate to render any other provision of the Agreement unenforceable, invalid or contrary to law, and this Agreement shall continue to be operative and enforceable in accordance with the remaining terms and provisions hereof.

     (g) The terms, conditions, covenants, representations and warranties hereof may be waived only by a written instrument executed by the party waiving compliance. The failure of a party at any time or from time to time to require performance of any provisions hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by a party of any condition or any breach of term, covenant, representation or warranty contained in this Agreement in any one or more instances shall be deemed to be, or be construed as, a further or continuing waiver of any such condition or breach of any term, covenant, representation or warranty.

     (h) No person other than the parties hereto, or their successors or permitted assigns shall have any rights hereunder.

     (i)  The term "Montana Conditions" means all
conditions to the obligations of Seller and Purchaser to consummate the Closing as set forth in Articles VI and VII of the Purchase Agreement (except those conditions solely within the control of the Seller or Purchaser). The term "Puget Conditions" means all conditions to the obligations of Puget and Purchaser under the Puget Asset Purchase Agreement (except those conditions solely within the control of the Puget or Purchaser). The term "Portland Conditions" means all conditions to the obligations of Portland and Purchaser under the Portland Asset Purchase Agreement (except those conditions solely within the control of the Portland or Purchaser).

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     (j)  This Agreement may be signed in counterparts,
each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

                         PP&L RESOURCES, INC.

                         By:  ___________________________
                         Name:  John R. Biggar
                         Title: Senior Vice-President &
                                Chief Financial Officer
                         Address for Notices:  Two North Ninth
                                               Street
                                 Allentown, Pennsylvania  18101


                         PP&L GLOBAL, INC.

                         By:  ____________________________
                         Name:  Paul T. Champagne
                         Title: Vice President
                         Address for Notices:  11350 Random
                                               Hills Road
                                         Suite 400
                                         Fairfax, Virginia 22030


                         MONTANA POWER COMPANY

                         By:  ____________________________
                         Name:  Perry J. Cole
                         Title: Vice President
                         Address for Notices:  40 East Broadway
                                               Street
                                      Butte, Montana  59701-9394